                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Eltron International, Inc. on Form S-8 of our report dated February 24, 1998 on our audits of the consolidated financial statements of Eltron International, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Woodland Hills, California
March 29, 1999



                                      F-27